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                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT
                             ----------------------

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock of PC Quote, Inc. beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 5th day of February, 1999.


                                      PICO HOLDINGS, INC.



                                      By: /s/ James F. Mosier
                                         --------------------------------------
                                           James F. Mosier, General Counsel
                                            and Secretary



                                      PHYSICIANS INSURANCE COMPANY OF OHIO



                                      By: /s/ James F. Mosier
                                         --------------------------------------
                                         James F. Mosier, General Counsel
                                          and Secretary